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ACL VARIABLE ANNUITY ACCOUNT 2

                           EXHIBIT INDEX

Exhibit 1: Certificate establishing the ACL Variable Annuity Account 2 dated December 1, 1995.

Exhibit 4.1:      Form of Flexible Payment Deferred Annuity
                  Contract.

Exhibit 5.1:      Application for American Centurion Life Variable
                  Annuity.

Exhibit 6.1:      Amended and Restated By-Laws of American
                  Centurion Life.

Exhibit 6.2: Amended and Restated Articles of Incorporation of American Centurion Life.

Exhibit 6.3:      Emergency By-Laws of American Centurion Life.

Exhibit 13: Copy of schedule for computation of each performance quotation.

Exhibit 14.2:     Power of Attorney to sign this Registration
                  Statement dated December 22, 1995.